Exhibit 10.32
AVALONBAY COMMUNITIES, INC.
Secretary’s Certificate
     The undersigned, Edward M. Schulman, hereby certifies that he is the Secretary of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and does further certify as follows:
On February 9, 2006, at a duly called and held meeting of the Board of Directors of the Company, the Board adopted the following resolution amending the Company’s 1994 Stock Incentive Plan, as amended and restated on December 8, 2004, to adjust the manner in which the number of shares granted to non-employee directors will be calculated each year:

Resolved:	That paragraph 6(b)(i) of the Company’s 1994 Stock Incentive Plan, as amended and restated on December 8, 2004, is hereby amended in its entirety to read as follows:
Each Non-Employee Director who is serving as a Director of the Company on the fifth business day after the 2006 annual meeting of stockholders shall automatically be granted on such day 1,327 shares of Restricted Stock, which is determined in accordance with the methodology used for determining this automatic grant as in effect under this Plan immediately after the 2005 Annual Meeting of Stockholders (i.e., $100,000 divided by $75.35, the closing price of shares of the Company’s Common Stock as reported by the New York Stock Exchange on May 18, 2005, five business days after the 2005 Annual Meeting of Stockholders). Thereafter, each Non-Employee Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 2007 Annual Meeting of Stockholders, shall automatically be granted on such day a number of shares of Restricted Stock equal to $100,000 based upon the closing price of shares of the Company’s Common Stock as reported by the New York Stock Exchange on such date (such number to be rounded to the nearest whole number). Except as otherwise provided in the award agreement, such shares of Restricted Stock shall vest twenty percent (20%) on the date of issuance and twenty percent (20%) on each of the first four anniversaries of the date of issuance.
     IN WITNESS WHEREOF, the undersigned has signed this certificate as of March 1, 2006.

AVALONBAY COMMUNITIES, INC.

/s/ Edward M. Schulman

Name:	Edward M. Schulman
Title:	Secretary